EXHIBIT  23.2


                   INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 24, 1995 appearing in and incorporated by reference in Triarc Companies, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and to the references to us under the heading "Incorporation of Documents by Reference" in this Registration Statement.

                              DELOITTE & TOUCHE LLP

New York, New York
June 22, 1995


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